UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

O2DIESEL CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 000-32217

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)

(302) 266-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 3 — SECURITIES AND TRADING MARKETS

ITEM 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

     As previously reported on a Form 8-K filed with the Securities and Exchange Commission on December 22, 2004, O2Diesel Corporation (the “Company”) received notice from The American Stock Exchange (“AMEX”) on December 16, 2004 indicating that the Company is not in compliance with Section 1003(a)(i) of the AMEX Company Guide, in that its stockholders’ equity is less than $2 million and it has sustained losses from continuing operations and/or net losses in two of its three most recent fiscal years, and with Section 1003(a)(ii) of the AMEX Company Guide, in that its stockholders’ equity was less than $4 million and it has sustained losses from continuing operations and/or net losses in three of its four most recent fiscal years.

     On January 25, 2005, the Company provided the AMEX with its plan of compliance (the “Plan”) to achieve compliance with the applicable listing standards of AMEX. On February 15, 2005, the Company received a notice from AMEX confirming its acceptance of the Plan. AMEX has granted an extension until June 16, 2006 to allow the Company time under its Plan to regain compliance with AMEX’s listing standards.

     The Company will be subject to periodic review by the AMEX during the extension period to ensure that the Company is making progress consistent with the Plan to regain compliance with the continued listing standards by June 16, 2006. Failure to make progress consistent with the Plan could result in the Company being delisted from AMEX.

     The Company’s Common Stock continues to trade on AMEX.

S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION

By:	/s/ Alan R. Rae

Alan R. Rae President and Chief Executive Officer

Date: February 18, 2005